EXHIBIT 99.1


                 HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

                             DEBT SECURITIES RATINGS


                                  Standard     Moody's
                                  & Poor's   Investors                Thomson
                               Corporation     Service  Fitch Inc.  BankWatch
----------------------------- ------------- ----------- ----------- ----------
At September 30, 2000
----------------------------- ------------- ----------- ----------- ----------
Household Finance Corporation
     Senior debt                         A          A2          A+         A+
     Senior subordinated debt           A-          A3           A          A
     Commercial paper                  A-1         P-1         F-1      TBW-1

Household Bank (Nevada) N.A.
     Senior debt                         A          A2          A+         A+
----------------------------- ------------- ----------- ----------- ----------